Exhibit 99.1

STONEPEAK GP INVESTORS HOLDINGS LP

By:	STONEPEAK GP INVESTORS UPPER HOLDINGS LP,
its general partner

By:	STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC,
its general partner

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

STONEPEAK GP INVESTORS UPPER HOLDINGS LP

By:	STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC,
its general partner

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

STONEPEAK ROCKET HOLDINGS II LP

By:	STONEPEAK ASSOCIATES IV LLC,
its general partner

By:	STONEPEAK GP INVESTORS IV LLC,
its sole member

By:	STONEPEAK GP INVESTORS HOLDINGS LP,
its managing member

By:	STONEPEAK GP INVESTORS UPPER HOLDINGS LP,
its general partner

By:	STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC,
its general partner

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

STONEPEAK ASSOCIATES IV LLC

By:	STONEPEAK GP INVESTORS IV LLC,
its sole member

By:	STONEPEAK GP INVESTORS HOLDINGS LP,
its managing member

By:	STONEPEAK GP INVESTORS UPPER HOLDINGS LP,
its general partner

By:	STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC,
its general partner

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

STONEPEAK GP INVESTORS IV LLC

By:	STONEPEAK GP INVESTORS HOLDINGS LP,
its managing member

By:	STONEPEAK GP INVESTORS UPPER HOLDINGS LP,
its general partner

By:	STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC,
its general partner

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Sole Member

EVOLVE TRANSITION INFRASTRUCTURE LP

By:	EVOLVE TRANSITION INFRASTRUCTURE GP LLC,
its general partner

By:	SP Holdings, LLC,
its sole member

By:	/s/ Michael Dorrell
	Name:	Michael Dorrell
	Title:	Authorized Signatory